    As filed with the Securities and Exchange Commission on October 10, 1995

                                                       REGISTRATION NO. XX-XXXXX
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

    MCN INVESTMENT CORPORATION               MCN CORPORATION
 As Issuer and Registrant of Debt      As Issuer and Registrant of
             Securities                        Obligations
   (Exact name of registrant as       Pursuant to Support Agreement
     specified in its charter)        (Exact name of registrant as
                                        specified in its charter)
             MICHIGAN                           MICHIGAN
  (State or other jurisdiction of    (State or other jurisdiction of
   Incorporation or organization)    Incorporation or organization)
            38-2663964                         38-2820658
  (I.R.S. Employer Identification    (I.R.S. Employer Identification
                No.)                              No.)
 150 W. JEFFERSON AVE., SUITE 1800         500 GRISWOLD STREET
      DETROIT, MICHIGAN 48226            DETROIT, MICHIGAN 48226
          (313) 256-5500                     (313) 256-5500
 (Address, including zip code, and  (Address, including zip code, and
    telephone number, including        telephone number, including
    area code, of registrant's         area code, of registrant's
    principal executive office)        principal executive office)

                            DANIEL L. SCHIFFER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                MCN CORPORATION
                              500 GRISWOLD STREET
                            DETROIT, MICHIGAN 48226
                                 (313) 256-5500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    Copy To:

                             WILLIAM S. LAMB, ESQ.
                     LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                              125 WEST 55TH STREET
                         NEW YORK, NEW YORK 10019-5389
                                 (212) 424-8000
                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     From time to time as determined by market conditions after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS                                PROPOSED MAXIMUM PROPOSED MAXIMUM
OF SECURITIES                       AMOUNT TO BE    OFFERING PRICE      AGGREGATE        AMOUNT OF
TO BE REGISTERED                     REGISTERED       PER UNIT(1)    OFFERING PRICE  REGISTRATION FEE
------------------------------------------------------------------------------------------------------
Debt Securities...................   $200,000,000        100%         $200,000,000        $68,966
Obligations Pursuant to the
  Support Agreement...............        (2)
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) No separate consideration will be received for the obligations pursuant to the Support Agreement.
                         ------------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED OCTOBER 10, 1995

PROSPECTUS

                                  $200,000,000

                           MCN INVESTMENT CORPORATION

                                DEBT SECURITIES

               ENTITLED TO THE BENEFITS OF A SUPPORT AGREEMENT BY

                                   [MCN LOGO]
                            ------------------------

     MCN Investment Corporation, a Michigan Corporation ("MCN Investment" or the "Company"), may offer, from time to time, its unsecured notes, debentures, or other unsecured evidence of indebtedness (the "Debt Securities"), in one or more series, in an aggregate principal amount of up to $200,000,000. Debt Securities may be issued in registered form without coupons or in the form of one or more global securities (each a "Global Security"). The Debt Securities are entitled to the benefits of the Support Agreement between MCN Investment and its parent company, MCN Corporation ("MCN"), whereby MCN will provide funds to MCN Investment to pay principal, premium, if any, and interest on the Debt Securities in the event of default by MCN Investment. See "Description of Debt Securities" and "Support Agreement."

     When a particular series of Debt Securities is offered, a supplement to this Prospectus will be delivered (the "Prospectus Supplement") together with this Prospectus setting forth the terms of such Debt Securities, including where applicable, the specific designation, aggregate principal amount, denominations, maturity, rate (which may be fixed or variable) and time of payment of interest, any terms for redemption, any terms for repayment at the option of the holder, any terms for sinking fund payments, the initial public offering price, the names of, and the principal amounts to be purchased by or sold through, underwriters, agents or dealers and the compensation of such underwriters, agents or dealers, any listing of the Debt Securities on a securities exchange and other terms in connection with the offering and sale of such Debt Securities.

     MCN Investment may sell the Debt Securities to or through dealers or underwriters, directly to other purchasers or through agents. See "Plan of Distribution." Underwriters may include Merrill Lynch & Co. (Merrill Lynch, Pierce, Fenner & Smith Incorporated) or such other underwriter or underwriters as may be designated by MCN Investment, or an underwriting syndicate represented by one or more of such firms. Such firms may also act as agents. The Prospectus Supplement will set forth the names of such underwriters, dealers or agents, if any, any applicable commissions or discounts and the proceeds to MCN Investment from such sales.

     The Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement applicable to the Debt Securities being sold.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
              ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                 TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

              The date of this Prospectus is               , 1995.

                             AVAILABLE INFORMATION

     MCN is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information concerning MCN can be inspected and copied at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., on which MCN's common stock is traded, at 20 Broad Street, New York, New York 10005.

     MCN Investment and MCN have filed a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") with the SEC under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Debt Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to MCN Investment, MCN and the Debt Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     On August 22, 1995, the staff of the SEC informed MCN Investment and MCN by letter that it would not recommend enforcement action if MCN Investment did not file periodic reports pursuant to Sections 13 and 15(d) of the 1934 Act, subject to MCN Investment's compliance with the conditions set forth therein. In reliance upon such letter, no documents have been or will be filed by MCN Investment under the 1934 Act. MCN Investment does not intend to issue any periodic or other reports to holders of the Debt Securities. Pursuant to provisions of the above referenced letter, MCN's consolidating financial statements, concerning MCN Investment, Michigan Consolidated Gas Company ("MichCon"), and MCN and other subsidiaries, will be included in the footnotes to MCN's consolidated financial statements as long as the Debt Securities remain outstanding and are subject to the Support Agreement. The consolidating financial statements that are required to be included in the Registration Statement begin on page F-1.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by MCN (File No. 1-10070) with the SEC pursuant to the 1934 Act are incorporated by reference herein and made a part hereof:

     1. Annual Report on Form 10-K, for the year ended December 31, 1994.

     2. Current Reports on Form 8-K, dated March 14, 1995.

     3. Quarterly Reports on Form 10-Q, for the quarters ended March 31, 1995 and June 30, 1995.

     All documents filed by MCN pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities pursuant hereto shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus, or in any Prospectus Supplement, to the extent that a statement contained in this Prospectus or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in any Prospectus Supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

     MCN undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to: Investor Relations, MCN Corporation, 500 Griswold Street, Detroit, Michigan 48226; telephone 1-800-548-4655.

                                MCN CORPORATION

     MCN Corporation is a diversified natural gas holding company. Its principal operating subsidiaries are MichCon, a natural gas distribution and intrastate transmission company, and MCN Investment. MCN Investment owns subsidiaries involved in gas marketing and cogeneration, exploration and production, gas gathering and processing, gas storage and a computer operations management firm.

     MCN's major business segments are Gas Distribution and, within MCN Investment's Diversified Services group, Gas Services and Computer Operations Services. See "MCN Investment Corporation" below for a description of Diversified Services' businesses.

     Gas Distribution operates the largest natural gas distribution and intrastate transmission system in Michigan and one of the largest in the United States. For the twelve months ended June 30, 1995, operating revenues in the Gas Distribution segment exceeded $1.0 billion. In addition, at June 30, 1995, the segment had total assets of approximately $1.5 billion. Gas Distribution serves
1.1 million customers in more than 500 communities throughout Michigan with gas sales and transportation markets of about 650 billion cubic feet (Bcf). Gas Distribution continues to increase its markets, reaching customers in new communities, offering new services to current customers and expanding its intrastate gas transportation network.

     The mailing address of MCN's principal executive office is 500 Griswold Street, Detroit, Michigan 48226, and its telephone number is (313) 256-5500.

                           MCN INVESTMENT CORPORATION

     MCN Investment, a wholly-owned subsidiary of MCN, is a subsidiary holding company for MCN's Diversified Services group. Operating under the two major business segments described below, MCN Investment had total consolidated assets of $698 million at June 30, 1995 and a $148 million share in the assets of various joint ventures. The Company's investments in joint ventures totaled $39 million at June 30, 1995.

     Gas Services is an integrated energy group with investments in cogeneration, exploration and production, gas gathering and processing, and gas storage fields. It also markets natural gas to large-volume users and utilities. For the twelve months ended June 30, 1995, operating revenues for the segment exceeded $350 million and, at June 30, 1995, assets totalled approximately $630 million. For 1995, MCN Investment anticipates investing approximately $400 million in various projects, of which $250 million will be in exploration and production, $40 million to develop the 123 megawatt Michigan Power cogeneration project in Ludington, Michigan and the remainder primarily in gas gathering and processing projects. Approximately $90 million of capital expenditures have been incurred on exploration and production projects during the six months ended June 30, 1995.

     At December 31, 1994, MCN Investment owned 422 Bcf of proved reserves, 363 Bcf of potential reserves and 1.3 million barrels (equivalent to 8 Bcf) of proved and potential oil reserves. Producing oil and gas wells totaled approximately 1,500 at June 30, 1995.

     To manage MCN Investment's exposure to the risk of fluctuating spot market prices on profit margins, a comprehensive hedging program is in place. This program utilizes natural gas futures, options and swap agreements to hedge exposure to the risk of market price fluctuations on gas sales and purchase contracts, gas production, gas inventories and certain anticipated transactions. At the end of 1994, anticipated gas production for the next ten years was largely hedged. MCN Investment's objective is to manage its risk exposure from changes in natural gas prices to increase the likelihood of achieving targeted rates of return on investments. Although this strategy reduces market price risk, it also limits potential gains from favorable changes in commodity prices. Expanding opportunities throughout North America should enable Gas Services to continue to grow its 180 Bcf markets and asset-based investments.

     Computer Operations Services has data centers in three states and is one of the top ten computer operations management businesses in the United States. The Genix Group provides computer operations management, data processing and related services to more than 100 corporate clients, including many Fortune 500 companies. New value-added services, aggressive pursuit of new customers and a focus on customized business solutions should enable The Genix Group to grow its $100 million revenue base.

     The mailing address of MCN Investment's principal executive office is 150
W. Jefferson Ave., Suite 1800, Detroit, Michigan 48226, and its telephone number is (313) 256-5500.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the periods indicated.

                                                  TWELVE MONTHS
                                                      ENDED               YEAR ENDED DECEMBER 31,
                                                    JUNE 30,       --------------------------------------
                                                      1995         1994    1993    1992    1991      1990
                                                  -------------    ----    ----    ----    ----      ----
MCN Investment(1)..............................        1.46        1.52    1.74    2.45    0.95(2)   1.49
MCN(1).........................................        2.13        2.64    3.04    2.74    2.08      2.06

-------------------------
(1) The Ratios of Earnings to Fixed Charges are based on continuing operations. "Earnings" consist of the pre-tax income of majority-owned and 50%-owned companies adjusted to include any income actually received from less than 50% owned companies, plus fixed charges, less interest capitalized during the period for nonutility companies and less, in the case of MCN, the preferred stock dividend requirements of MichCon included in fixed charges but not deducted in the determination of pre-tax income. "Fixed Charges" represent (a) interest (whether expensed or capitalized), (b) amortization of debt discount, premium and expense, (c) an estimate of interest implicit in rentals, and (d) in the case of MCN, the preferred securities dividend requirements of subsidiaries (MichCon and MCN Michigan Limited Partnership), increased to reflect the pre-tax earnings requirement for MichCon.

(2) Earnings for the year ended December 31, 1991 were not adequate to cover fixed charges. The amount of the coverage deficiency was $388,000.

                                USE OF PROCEEDS

     MCN Investment intends to add the net proceeds from the sale of the Debt Securities to its general funds, to be used for general corporate purposes, including capital expenditures, investment in subsidiaries, working capital and repayment of short-term borrowings.

                         DESCRIPTION OF DEBT SECURITIES

     The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

     The Debt Securities may be issued, from time to time, in one or more series. Debt Securities will be issued under an Indenture, dated as of September 1, 1995 (the "Indenture"), between the Company and NBD Bank ("NBD"), as trustee (the "Trustee"). A copy of the Indenture is filed as an exhibit to the Registration Statement.

     The following summary of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Certain capitalized terms herein are defined in the Indenture.

GENERAL

     The Debt Securities will be unsecured obligations of the Company.

     The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder, from time to time, in one or more series. The Indenture does not contain any debt covenants or provisions which would afford bondholders protection in the event of a highly leveraged transaction.

     Reference is made to the Prospectus Supplement relating to the Debt Securities being offered (the "Offered Debt Securities") for, among other things, the following terms thereof: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest or the method by which such rate or rates shall be determined and the date from which such interest will accrue or the method by which such date or dates shall be determined; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) the dates, if any, on which, and the price or prices at which, the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (7) the date, if any, after which, and the price or prices at which, the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other detailed terms and provisions of such optional redemption; and (8) any other terms of the Offered Debt Securities (which terms shall not be inconsistent with the provisions of the Indenture). For a description of the terms of the Offered Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth herein.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest on, the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the Place of Payment, provided that, at the option of the Company, payment of interest may be made by check mailed, or wire transfer, to the address of the person entitled thereto as it appears in the Security Register.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     For purposes of the description of the Debt Securities, certain defined terms have the following meanings:

     "Indebtedness" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capitalized Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses
(i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     "Capitalized Lease Obligations" means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

     "Project Finance Indebtedness" means Indebtedness of a Subsidiary (other than a Utility and other than the Company) secured by a Lien on any property, acquired, constructed or improved by such Subsidiary after the date of the Indenture which Lien is created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement, or on any property existing at the time of acquisition thereof; provided that such a Lien shall not apply to any property theretofore owned by any such Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed or the improvement is located; and provided further that such Indebtedness, by its terms, shall limit the recourse of any holder of such Indebtedness (or trustee on such holder's behalf) in the event of any default in such Indebtedness to the assets subject to such Liens and the capital stock of the Subsidiary issuing such Indebtedness. Notwithstanding the foregoing, Project Finance Indebtedness shall include all Indebtedness that would constitute Project Finance Indebtedness but for the fact that such Indebtedness was issued prior to the date of this Indenture and taking into account the fact that the property subject to the Lien may have been acquired prior to the date of this Indenture.

     The Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof.

THE TRUSTEE

     NBD is the Trustee under the Indenture. NBD is also the Trustee under MCN's Senior and Subordinated Indentures. NBD has extended lines of credit to various subsidiaries of MCN. MCN and various of its subsidiaries maintain bank accounts and have other customary banking relationships with NBD in the ordinary course of business. In addition, various MCN subsidiaries, including MCN Investment borrow money from NBD. Mr. Thomas H. Jeffs II, President and Chief Operating Officer of NBD, serves as a Director of MCN. Mr. Alfred R. Glancy III, Chairman, President and Chief Executive Officer of MCN, serves as a Director of NBD.

RESTRICTIONS

     The Indenture provides that neither the Company nor MCN shall consolidate with, merge with or into any other corporation (whether or not the Company or MCN, as the case may be, shall be the surviving corporation), or sell, assign, transfer or lease all or substantially all of its properties and assets as an entirety or substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless: (1) either the Company or MCN, as the case may be, shall be the continuing Person or the Person (if other than the Company or MCN) formed by such consolidation or with which or into which the Company or MCN is merged or the Person (or group of affiliated Persons) to which all or substantially all the properties and assets of the Company or MCN are sold, assigned, transferred or leased is a corporation (or constitute corporations) organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, in the case of the Company, by an indenture supplemental to the Indenture, all the obligations of the Company under the Debt Securities and the Indenture, executed and delivered to the Trustee in form satisfactory to the Trustee; and in the case of MCN, the performance of every covenant of the Indenture on the part of MCN, as applicable, and all the obligations under the Support Agreement to be performed or observed; (2) immediately before and after giving effect to such transaction or series of transactions, no Event of Default, and no Default, with respect to the Debt Securities shall have occurred and be continuing; and (3) the Company or MCN, as applicable, shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures comply with the Indenture. Each of the Company and MCN covenants and agrees in the Indenture that if, upon its consolidation with or merger into any other corporation, or upon any consolidation or merger of any other corporation with or into it, or upon any sale or conveyance of all or substantially all of its property and assets to any other corporation, any of its property or any property of any Subsidiary or any Indebtedness issued by any Subsidiary owned by it or by any other Subsidiary immediately prior thereto would thereupon become subject to any mortgage, security interest, pledge, lien or other encumbrance not permitted by the Indenture, prior to or concurrently with such consolidation, merger, sale or conveyance, it will effectively secure the Securities then Outstanding issued under the Indenture (equally and ratably with (or prior to) any other Indebtedness of or guaranteed by it or such Subsidiary then entitled thereto) by a direct lien, on such of its property or such property of a Subsidiary or such other Indebtedness issued by a Subsidiary, prior to all liens other than any theretofore existing thereon.

     The Indenture also provides that neither the Company nor MCN will, nor will MCN permit any Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Company, MCN or any of their Subsidiaries, except: (i) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books; (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company, MCN or their Subsidiaries, as the case may be; (v) Liens on the capital stock, partnership interest, or other evidence of ownership of any Subsidiary or such Subsidiary's assets that secure Project Finance Indebtedness for such Subsidiary; (vi) Liens arising in connection with first mortgage bonds issued by any Significant Subsidiary pursuant to any first mortgage indenture in effect as of the date of the Indenture, as such indenture may be supplemented from time to time; (vii) purchase money liens upon or in property now owned or hereafter acquired in the ordinary course of business (consistent with the Company's or MCN's business practices, as the case may be) to secure (A) the purchase price of such property or (B) Indebtedness incurred solely for the purpose of financing the acquisition, construction, or improvement of any such property to be subject to such liens, or Liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount; provided that no such lien shall extend to or cover any property other than the property being acquired, constructed, or improved and replacements, modifications, and proceeds of such property, and no such extension, renewal, or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed, or replaced; (viii) Liens existing on the date Debt Securities are first issued; and (ix) Liens for no more than 90 days arising from a transaction involving accounts receivable of the Company or MCN, as the case may be (including the sale of such accounts receivable), where such accounts receivable arose in the ordinary course of the Company's or MCN's business, as the case may be.

     The Indenture provides that neither the Company nor MCN will, nor will they permit any Subsidiary to, enter into any arrangement with any lender or investor (other than the Company, MCN or a Subsidiary), or to which such lender or investor (other than the Company, MCN or a Subsidiary) is a party, providing for the leasing by the Company, MCN or such Subsidiary for a period, including renewals, in excess of three years of any real property located within the United States which has been owned by the Company, MCN or such Subsidiary, as the case may be, for more than six months and which has been or is to be sold or transferred by the Company, MCN or such Subsidiary, as the case may be, to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such real property unless either (a) the Company, MCN or such Subsidiary, as the case may be, could create Indebtedness secured by a lien consistent with the restrictions set forth in the foregoing paragraph on the real property to be leased in an amount equal to the Value of such transaction without equally and ratably securing the Debt Securities or (b) the Company or MCN, as the case may be, within six months after the sale or transfer shall have been made, applies an amount equal to the greater of (i) the net proceeds of the sale of the real property leased pursuant to such arrangement or (ii) the fair market value of the real property so leased to the retirement of Debt Securities and other obligations of the Company or MCN, as the case may be, ranking on a parity with the Debt Securities. Debt Securities rank pari passu with other unsecured indebtedness.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following are Events of Default under the Indenture with respect to Debt Securities of any series: (1) failure to pay interest on any Debt Security of that series when due and payable, continued for 30 days; (2) failure to pay the principal of (or premium, if any, on) any Debt Security of that series when due and payable at Maturity, upon redemption or otherwise; (3) failure to observe or perform any other covenant, warranty or agreement of the Company or MCN contained in the Debt Securities of that series, the Indenture or the Support Agreement (other than a covenant, agreement or warranty included in the Indenture solely for the benefit of Debt Securities other than that series), continued for a period of 60 days after notice has been given to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series; (4) failure to pay at final maturity, or acceleration of, Indebtedness of the Company, MCN or a Subsidiary (but excluding Project Finance Indebtedness and certain other gas and oil reserve-based financing with limited recourse to MCN as described below) having an aggregate principal amount of more than 1% of the consolidated total assets of MCN (determined as of its most recent fiscal year-end), unless cured within 10 days after notice has been given to the Company by the Trustee or Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of that series; (5) certain events of bankruptcy, insolvency or reorganization relating to the Company, MCN or a Significant Subsidiary; and (6) any other Event of Default with respect to Debt Securities of that series specified in the Prospectus Supplement relating thereto or Supplemental Indenture under which such series of Debt Securities is issued. As noted in (4) above, it will not be an Event of Default under the Indenture if a default occurs in certain gas and oil reserve-based financing of Supply Development Group, Inc. (a Subsidiary of the Company) or its Subsidiaries if the obligations of MCN and its Subsidiaries with respect to such Indebtedness (other than Supply Development Group, Inc. and its Subsidiaries) are limited to (i) payments with respect to Section 29 tax credits, (ii) payments with respect to certain material contracts of the borrower (generally limited to gas and oil supply contracts and gas and oil hedging contracts) and (iii) certain environmental obligations of the borrowers. As of September 30, 1995, $100,000,000 of such gas and oil reserve-based Indebtedness was outstanding. From time to time, MCN or its Subsidiaries may establish additional similar reserve-based credit facilities with respect to which a default would not result in an Event of Default under the Indenture.

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to Debt Securities of any series, give the Holders of Debt Securities of that series notice of all uncured Defaults or Events of Default known to it (the term "Default" includes any event which after notice or passage of time or both would be an Event of Default); provided, however, that, except in the case of an Event of Default or a Default in payment on any Debt Securities of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Debt Securities of that series.

     If an Event of Default with respect to Debt Securities of any series (other than due to events of bankruptcy, insolvency or reorganization) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series, by notice in writing to the Company (and to the Trustee if given by the Holders of at least 25% in aggregate principal amount of the Debt Securities of that series), may declare the unpaid principal of and accrued interest to the date of acceleration on all the Outstanding Debt Securities of that series to be due and payable immediately and, upon any such declaration, the Outstanding Debt Securities of that series shall become immediately due and payable.

     If an Event of Default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the Outstanding Debt Securities of any series will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Debt Security of that series.

     The Indenture provides that the Company shall periodically file statements with the Trustee regarding compliance by the Company with certain of the respective covenants thereof and shall specify any Event of Default or Defaults with respect to Debt Securities of any series, in performing such covenants, of which the signers may have knowledge.

MODIFICATION OF INDENTURE; WAIVER

     The Indenture may be modified by the Company and the Trustee without the consent of any Holders with respect to certain matters, including (i) to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture and (ii) to make any change that does not materially adversely affect the interests of any Holder of Debt Securities of any series. In addition, under the Indenture, certain rights and obligations of the Company and the rights of Holders of the Debt Securities may be modified by the Company and the Trustee with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; but no extension of the maturity of any Debt Securities of any series, reduction in the interest rate or extension of the time for payment of interest, change in the optional redemption or repurchase provisions in a manner adverse to any Holder of Debt Securities of any series, other modification in the terms of payment of the principal of, or interest on, any Debt Securities of any series, or reduction of the percentage required for modification, will be effective against any Holder of any Outstanding Debt Security of any series affected thereby without the Holder's consent. The Indenture does not limit the aggregate amount of Debt Securities of the Company which may be issued thereunder.

     The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Indenture. The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past Event of Default or Default under the Indenture with respect to that series, except an Event of Default or a Default in the payment of the principal of, or premium, if any, or any interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected.

DEFEASANCE

     The Company may terminate its substantive obligations in respect of Debt Securities of any series (except for its obligations to pay the principal of (and premium, if any, on) and the interest on the Debt Securities of that series) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations sufficient to pay all remaining indebtedness on the Debt Securities of that series, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and (iii) complying with certain other requirements set forth in the Indenture.

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities (as such term is defined below) that will be deposited with, or on behalf of, a Depositary ("Depositary") or its nominee identified in the applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Debt Securities of the series to be represented by such Global Security or Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any nominee to a successor

Depositary or a nominee of such successor Depositary and except in the circumstances described in the applicable Prospectus Supplement. The term "Global Security", when used with respect to any series of Debt Securities, means a Debt Security that is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement. The Company expects that the following provisions will apply to depositary arrangements.

     Unless otherwise specified in the applicable Prospectus Supplement, Debt Securities which are to be represented by a Global Security to be deposited with or on behalf of a Depositary will be represented by a Global Security registered in the name of such Depositary or its nominee. Upon the issuance of such Global Security, and the deposit of such Global Security with or on behalf of the Depositary for such Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or, if such Debt Securities are offered and sold directly by the Company, by the Company. Ownership of beneficial interests in such Global Security will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by Persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in such Global Securities.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, owners of beneficial interests in such Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in certificated form and will not be considered the Holders thereof for any purposes under the Indenture. Accordingly, each Person owning a beneficial interest in such Global Security must rely on the procedures of the Depositary and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of Holders or an owner of a beneficial interest in such Global Security desires to give any notice or take any action a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

                               SUPPORT AGREEMENT

     The Support Agreement between the Company and MCN provides that, during the term thereof, (i) MCN will own all of the voting stock of the Company, (ii) MCN will cause the Company to have at all times a positive net worth (net assets, less intangible assets, if any), as determined in accordance with generally accepted accounting principles and (iii) if the Company is unable to make timely payment of principal of, or any premium or interest on, any Debt (as defined below) issued by the Company, MCN will, at the request of the Company or any Lender (as defined below), provide funds to the Company to make such payments. The Support Agreement also provides that any Lender to the Company shall have the right to demand that the Company enforce its rights against MCN under the Support Agreement as described in the previous sentence, and in the event that the Company fails to require MCN to perform such obligations or the Company defaults in the timely payment of principal of, or any premium or interest on, any Debt owed to a Lender, such Lender may proceed directly against MCN to enforce the Company's rights against MCN under the Support Agreement or to obtain payment of such defaulted principal, premium or interest owed to such Lender.

     The Support Agreement provides that in no event may any Lender, on default of the Company or MCN or upon failure by the Company or MCN to comply with the Support Agreement, have recourse to or against the stock or assets of MichCon, or any interest of the Company or MCN therein. Notwithstanding this limitation, the Support Agreement provides that funds available to MCN to satisfy any obligations under the Support Agreement will include cash dividends paid by MichCon to MCN. In addition to the cash dividends paid to MCN by any of its subsidiaries, the assets of MCN other than the stock and assets of MichCon are available as recourse to holders of the Company's Debt. The carrying value of such assets reflected in MCN's balance sheet on an unconsolidated basis, at June 30, 1995 is approximately $300 million. The term "Debt" is defined in the Support Agreement as debt securities or other obligations, and includes the Debt Securities. The term "Lender" is defined in the Support Agreement as any person, firm, corporation or other entity to which the Company is indebted for money borrowed or to which the Company otherwise owes any Debt or which is acting as trustee or authorized representative on behalf of such person, firm, corporation or other entity. The Indenture provides that each Holder of a Debt Security, as well as the Trustee, shall be considered a "Lender" for purposes of the Support Agreement.

     Funds to repay the Debt Securities at maturity pursuant to the Support Agreement would come from earnings in the form of dividends paid to MCN by MichCon and MCN's other subsidiaries, the earnings of other businesses of MCN and its subsidiaries, or the proceeds of financing transactions.

     The Support Agreement provides that MCN will not take any action (or refrain from taking any action) to the extent that such action or inaction would cause a default in the performance or breach of any term or provision of the Indenture, or any Debt outstanding under the Indenture, and MCN will comply with all covenants and provisions of the Indenture applicable to it as if it were a party to the Indenture.

     The Support Agreement may be amended or terminated at any time by agreement of MCN and the Company, provided that (i) no amendment regarding the terms described above may be made unless all Lenders consent in advance and in writing to such amendment, (ii) no amendment regarding any other term of the Support Agreement may be made in a manner that adversely affects the rights of Lenders unless all affected Lenders consent in advance and in writing to such amendment and (iii) no termination shall be effective until such time as all Debt (including the Debt Securities) shall have been paid in full.

                             VALIDITY OF SECURITIES

     The validity of the Debt Securities and obligations under the Support Agreement of MCN will be passed upon by Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary of MCN Corporation, and for any agents or underwriters by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Mr. Schiffer is a full-time employee and officer of MCN and owns 18,594 shares of MCN Common Stock as of August 31, 1995. LeBoeuf, Lamb, Greene & MacRae, L.L.P. from time to time renders legal services to MCN and the Company.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from MCN's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by DELOITTE & TOUCHE LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion and include an explanatory paragraph relating to MCN's adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting For Postretirement Benefits Other Than Pensions"), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     MCN's Annual Report on Form 10-K for the year ended December 31, 1994, includes various oil and gas reserve information summarized from reports prepared by the independent petroleum consultants Ryder Scott Company and Miller and Lents, Ltd. This reserve information and related schedules have been incorporated herein by reference in reliance upon such reports given upon the authority of said firms as experts in oil and gas reserve estimation.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities (i) to or through underwriters or dealers, (ii) directly to purchasers, or (iii) through agents. A Prospectus Supplement with respect to the Offered Debt Securities will set forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, dealers or agents; the purchase price of the Offered Debt Securities and the proceeds to MCN Investment from such sale; any underwriting discounts and commissions and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which such Offered Debt Securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Only firms named in the Prospectus Supplement or a related pricing supplement, if applicable, will be deemed to be underwriters, dealers or agents in connection with the Debt Securities offered thereby, and if any of the firms expressly referred to below is not named in such Prospectus Supplement or a related pricing supplement, then such firm will not be a party to the underwriting or distribution agreement in respect of such Debt Securities, will not be purchasing any such Debt Securities from the Company and will have no direct or indirect participation in the underwriting or other distribution of such Debt Securities, although it may participate in the distribution of such Debt Securities under circumstances entitling it to a dealer's commission.

     If underwriters are used in the sale, the Offered Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of Offered Debt Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities if any are purchased.

     If dealers are utilized in the sale of Offered Debt Securities, MCN Investment will sell such Offered Debt Securities to the dealers as principals. The dealers may then resell such Offered Debt Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     The Debt Securities may be sold from time to time either directly by MCN Investment or through agents designated by MCN Investment. Any agent involved in the offer or sale of the Offered Debt Securities in respect to which this Prospectus is delivered will be named, and any commissions payable by MCN Investment to such agent will be set forth in the Prospectus Supplement relating thereto. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     The Debt Securities may be sold directly by MCN Investment to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, MCN Investment will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Debt Securities from MCN Investment at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

     Agents, dealers and underwriters may be entitled under agreements with MCN Investment and MCN to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for MCN Investment or MCN in the ordinary course of business.

     The Debt Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Debt Securities.

                                MCN CORPORATION
                  INDEX TO CONSOLIDATING FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Consolidating Statements of Financial Position.......................................   F-2
Consolidating Statements of Income...................................................   F-8
Condensed Consolidating Statements of Cash Flows.....................................   F-15

     The following unaudited consolidating financial statements present the financial position, results of operations and cash flows of MCN Investment, MichCon, and MCN and other subsidiaries, and the eliminations necessary to arrive at the information for MCN on a consolidated basis. The other MCN subsidiaries represent Citizens Gas Fuel Company, Blue Lake Holdings, Inc. and MCN Michigan Limited Partnership. MCN has determined that separate financial statements and other disclosures concerning MCN Investment are not material to investors.

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF FINANCIAL POSITION
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                    JUNE 30, 1995
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents, at cost..............    $     44      $  10,826     $   33,588        $      --         $   44,458
  Accounts receivable.............................       3,789         67,528        143,676           (7,379)           207,614
    Less: allowance for doubtful accounts.........          83            420         20,537               --             21,040
                                                      --------      ---------     ----------        ---------         ----------
  Accounts receivable -- net......................       3,706         67,108        123,139           (7,379)           186,574
  Accrued unbilled revenue........................         163             --         14,356               --             14,519
  Gas in inventory................................          --         36,122         51,427               --             87,549
  Property taxes assessed to applicable future
    periods.......................................          53          1,527         31,537               --             33,117
  Gas receivable..................................          --         17,162          4,198               --             21,360
  Other...........................................       2,066          6,677         20,831              (24)            29,550
                                                      --------      ---------     ----------        ---------         ----------
                                                         6,032        139,422        279,076           (7,403)           417,127
                                                      --------      ---------     ----------        ---------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     758,095         38,972         20,247         (748,943)            68,371
  Deferred postretirement benefit cost............         761             --         16,853               --             17,614
  Other...........................................      12,170         75,025         60,573            1,316            149,084
                                                      --------      ---------     ----------        ---------         ----------
                                                       771,026        113,997         97,673         (747,627)           235,069
                                                      --------      ---------     ----------        ---------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      25,047        489,746      2,257,745               --          2,772,538
  Less -- Accumulated depreciation and
    depletion.....................................       8,902         45,510      1,113,687               --          1,168,099
                                                      --------      ---------     ----------        ---------         ----------
                                                        16,145        444,236      1,144,058               --          1,604,439
                                                      --------      ---------     ----------        ---------         ----------
                                                      $793,203      $ 697,655     $1,520,807        $(755,030)        $2,256,635
                                                      ========      =========     ==========        =========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $    977      $  70,771     $   84,779        $  (6,087)        $  150,440
  Notes payable...................................          --         69,368          1,875               --             71,243
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................         486          2,697          3,904               --              7,087
  Gas inventory equalization......................          --              3         36,605               --             36,608
  Federal income, property and other taxes
    payable.......................................        (148)         8,646         69,850               --             78,348
  Refunds payable to customers....................          --             --          1,258               --              1,258
  Customer deposits...............................          17             --         10,013               --             10,030
  Other...........................................       2,975         12,098         41,679               (4)            56,748
                                                      --------      ---------     ----------         ---------        ----------
                                                         4,307        163,583        249,963           (6,091)           411,762
                                                      --------      ---------     ----------         ---------        ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............        (395)        39,285         61,609               --            100,499
  Unamortized investment tax credit...............         375             --         37,366               --             37,741
  Tax benefits amortizable to customers...........         169             --        112,470               --            112,639
  Accrued postretirement benefit cost.............       1,990            950         11,119               --             14,059
  Minority interest...............................          --         18,237             --               --             18,237
  Other...........................................      15,555         23,353         61,585               --            100,493
                                                      --------      ---------     ----------        ---------         ----------
                                                        17,694         81,825        284,149               --            383,668
                                                      --------      ---------     ----------        ---------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................         424        189,473        516,328               --            706,225
                                                      --------      ---------     ----------        ---------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................     100,000             --             --               --            100,000
                                                      --------      ---------     ----------        ---------         ----------
COMMON SHAREHOLDERS' EQUITY
  Common Stock....................................         660              5         10,300          (10,305)               660
  Additional paid-in capital......................     447,188        223,711        211,777         (443,615)           439,061
  Retained earnings...............................     223,472         39,058        248,290         (295,019)           215,801
  Unearned compensation and ESOP benefit..........        (542)            --             --               --               (542)
                                                      --------      ---------     ----------        ---------         ----------
                                                       670,778        262,774        470,367         (748,939)           654,980
                                                      --------      ---------     ----------        ---------         ----------
                                                      $793,203      $ 697,655     $1,520,807        $(755,030)        $2,256,635
                                                      ========      =========     ==========        =========         ==========

                                MCN CORPORATION
           CONSOLIDATING STATEMENTS OF FINANCIAL POSITION (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                   MARCH 31, 1995
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................    $    102      $   5,729     $    6,933        $      --         $   12,764
  Accounts receivable.............................       4,692         78,489        214,758           (8,688)           289,251
    Less: allowance for doubtful accounts.........          81            820         20,816             (500)            21,217
                                                      --------      ---------     ----------        ---------         ----------
  Accounts receivable -- net......................       4,611         77,669        193,942           (8,188)           268,034
  Accrued unbilled revenue........................         791             --         59,532               --             60,323
  Gas in inventory................................          --         30,366         28,911               --             59,277
  Property taxes assessed applicable to future
    periods.......................................         111             --         41,850            2,003             43,964
  Gas receivable..................................          --         22,779          5,626               --             28,405
  Other...........................................       1,671          8,161         18,888           (2,003)            26,717
                                                      --------      ---------     ----------        ---------         ----------
                                                         7,286        144,704        355,682           (8,188)           499,484
                                                      --------      ---------     ----------        ---------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     765,963         42,205         20,535         (764,501)            64,202
  Deferred postretirement benefit cost............         772             --         19,095               --             19,867
  Other...........................................      12,806         77,444         51,057              229            141,536
                                                      --------      ---------     ----------        ---------         ----------
                                                       779,541        119,649         90,687         (764,272)           225,605
                                                      --------      ---------     ----------        ---------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      24,035        433,682      2,214,163               --          2,671,880
  Less -- Accumulated depreciation and
    depletion.....................................       8,531         38,870      1,092,497               --          1,139,898
                                                      --------      ---------     ----------         --------         ----------
                                                        15,504        394,812      1,121,666               --          1,531,982
                                                      --------      ---------     ----------        ---------         ----------
                                                      $802,331      $ 659,165     $1,568,035        $(772,460)        $2,257,071
                                                      ========      =========     ==========        =========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $    880      $  51,750     $   69,487        $  (7,955)        $  114,162
  Notes payable...................................          --         64,350         79,681               --            144,031
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................         485          2,313          3,873               --              6,671
  Gas inventory equalization......................           2             --         67,806               --             67,808
  Federal income, property and other taxes
    payable.......................................       1,171            837         84,533               --             86,541
  Refunds payable to customers....................           1             --          5,759               --              5,760
  Customer deposits...............................          18             --         10,467               --             10,485
  Other...........................................       3,549          4,373         53,373               (4)            61,291
                                                      --------      ---------     ----------        ---------         ----------
                                                         6,106        123,623        374,979           (7,959)           496,749
                                                      --------      ---------     ----------        ---------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............        (184)        40,574         61,308               --            101,698
  Unamortized investment tax credit...............         383             --         37,830               --             38,213
  Tax benefits amortizable to customers...........         165             --        113,179               --            113,344
  Accrued postretirement benefit cost.............       2,694             --          6,596               --              9,290
  Minority interest...............................          --         18,478             --               --             18,478
  Other...........................................      14,086         42,075         59,416               --            115,577
                                                      --------      ---------     ----------        ---------         ----------
                                                        17,144        101,127        278,329               --            396,600
                                                      --------      ---------     ----------        ---------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................         474        152,749        447,858               --            601,081
                                                      --------      ---------     ----------        ---------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................     100,000             --             --               --            100,000
                                                      --------      ---------     ----------        ---------         ----------
COMMON SHAREHOLDER'S EQUITY
  Common Stock....................................         658              5         10,300          (10,305)               658
  Additional paid-in capital......................     443,296        248,367        204,777         (461,964)           434,476
  Retained earnings...............................     235,283         33,294        251,792         (292,232)           228,137
  Unearned compensation and ESOP benefit..........        (630)            --             --               --               (630)
                                                      --------      ---------     ----------        ---------         ----------
                                                       678,607        281,666        466,869         (764,501)           662,641
                                                      --------      ---------     ----------        ---------         ----------
                                                      $802,331      $ 659,165     $1,568,035        $(772,460)        $2,257,071
                                                      ========      =========     ==========        =========         ==========

                                MCN CORPORATION
           CONSOLIDATING STATEMENTS OF FINANCIAL POSITION (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                  DECEMBER 31, 1994
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents, at cost..............    $     29      $  10,213     $    1,305        $      --         $   11,547
  Accounts receivable.............................       2,754         84,657        150,302           (7,454)           230,259
    Less: allowance for doubtful accounts.........          71            708         15,322               --             16,101
                                                      --------      ---------     ----------        ---------         ----------
  Accounts receivable -- net......................       2,683         83,949        134,980           (7,454)           214,158
  Accrued unbilled revenue........................         820             --         82,233               --             83,053
  Gas in inventory................................          --         53,806         77,843               --            131,649
  Property taxes assessed applicable to future
    periods.......................................       2,565             --         52,163               --             54,728
  Gas receivable..................................          --         16,925          4,144               --             21,069
  Other...........................................         927          7,421         18,958               --             27,306
                                                      --------      ---------     ----------        ---------         ----------
                                                         7,024        172,314        371,626           (7,454)           543,510
                                                      --------      ---------     ----------        ---------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     615,131         42,613         20,791         (614,030)            64,505
  Deferred postretirement benefit cost............         783             --         19,887               --             20,670
  Other...........................................      10,060         70,491         42,044              906            123,501
                                                      --------      ---------     ----------        ---------         ----------
                                                       625,974        113,104         82,722         (613,124)           208,676
                                                      --------      ---------     ----------        ---------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      23,028        392,647      2,189,150               --          2,604,825
  Less -- Accumulated depreciation and
    depletion.....................................       8,192         32,607      1,071,588               --          1,112,387
                                                      --------      ---------     ----------        ---------         ----------
                                                        14,836        360,040      1,117,562               --          1,492,438
                                                      --------      ---------     ----------        ---------         ----------
                                                      $647,834      $ 645,458     $1,571,910        $(620,578)        $2,244,624
                                                      ========      =========     ==========        =========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $    712      $  67,963     $   80,671        $  (6,699)        $  142,647
  Notes payable...................................          --         60,350        168,457               --            228,807
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................        (179)         3,273          4,225               --              7,319
  Federal income, property and other taxes
    payable.......................................        (751)         1,917         85,806               --             86,972
  Refunds payable to customers....................           1             --         19,559               --             19,560
  Customer deposits...............................          18             --         11,563               --             11,581
  Other...........................................       4,588         12,558         50,670               (7)            67,809
                                                      --------      ---------     ----------        ---------         ----------
                                                         4,389        146,061        420,951           (6,706)           564,695
                                                      --------      ---------     ----------        ---------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............          41         40,889         52,396               --             93,326
  Unamortized investment tax credit...............         390             --         38,294               --             38,684
  Tax benefits amortizable to customers...........         161             --        114,906               --            115,067
  Accrued postretirement benefit cost.............       1,830            723         23,507               --             26,060
  Minority interest...............................          --         18,670             --               --             18,670
  Other...........................................      11,773         23,641         53,076               --             88,490
                                                      --------      ---------     ----------        ---------         ----------
                                                        14,195         83,923        282,179               --            380,297
                                                      --------      ---------     ----------        ---------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................       1,139        236,051        448,329               --            685,519
                                                      --------      ---------     ----------        ---------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................     100,000             --          2,618               --            102,618
                                                      --------      ---------     ----------        ---------         ----------
COMMON SHAREHOLDERS' EQUITY
  Common Stock....................................         598              5         10,300          (10,305)               598
  Additional paid-in capital......................     341,680        151,025        204,777         (365,911)           331,571
  Retained earnings...............................     186,369         28,393        202,756         (237,656)           179,862
  Unearned compensation and ESOP benefit..........        (536)            --             --               --               (536)
                                                      --------      ---------     ----------        ---------         ----------
                                                       528,111        179,423        417,833         (613,872)           511,495
                                                      --------      ---------     ----------        ---------         ----------
                                                      $647,834      $ 645,458     $1,571,910        $(620,578)        $2,244,624
                                                      ========      =========     ==========        =========         ==========

                                MCN CORPORATION
           CONSOLIDATING STATEMENTS OF FINANCIAL POSITION (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                    JUNE 30, 1994
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents, at cost..............    $    254      $   8,796     $    2,207        $     (50)        $   11,207
  Accounts receivable.............................       5,924         73,144        187,584          (11,083)           255,569
    Less: allowance for doubtful accounts.........          84            939         24,671               --             25,694
                                                      --------      ---------     ----------        ---------         ----------
  Accounts receivable -- net......................       5,840         72,205        162,913          (11,083)           229,875
  Accrued unbilled revenue........................         123             --         18,582               --             18,705
  Gas in inventory................................          --         37,906         26,733               (1)            64,638
  Property taxes assessed applicable to future
    periods.......................................          28            296         28,246               --             28,570
  Gas receivable..................................          71          3,459         10,155               --             13,685
  Other...........................................       1,270          9,512         16,103            1,486             28,371
                                                      --------      ---------     ----------        ---------         ----------
                                                         7,586        132,174        264,939           (9,648)           395,051
                                                      --------      ---------     ----------        ---------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     530,933         40,880         18,263         (529,750)            60,326
  Deferred postretirement benefit cost............         583             --         24,144               --             24,727
  Other...........................................       6,314         42,601         38,110              808             87,833
                                                      --------      ---------     ----------        ---------         ----------
                                                       537,830         83,481         80,517         (528,942)           172,886
                                                      --------      ---------     ----------        ---------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      22,529        281,116      2,129,144               --          2,432,789
  Less -- Accumulated depreciation and
    depletion.....................................       8,259         24,213      1,063,128               --          1,095,600
                                                      --------      ---------     ----------        ---------         ----------
                                                        14,270        256,903      1,066,016               --          1,337,189
                                                      --------      ---------     ----------        ---------         ----------
                                                      $559,686      $ 472,558     $1,411,472        $(538,590)        $1,905,126
                                                      ========      =========     ==========        =========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $    797      $  61,140     $   91,278        $ (10,852)        $  142,363
  Notes payable...................................          --         50,000         57,327               --            107,327
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................         110          5,660          4,167               --              9,937
  Gas inventory equalization......................          --             --         34,156               --             34,156
  Federal income, property and other taxes
    payable.......................................       3,010          6,462         76,591               --             86,063
  Refunds payable to customers....................           1             --         18,664               --             18,665
  Customer deposits...............................          18             --         10,090               --             10,108
  Other...........................................       1,990          6,297         48,242            1,984             58,513
                                                      --------      ---------     ----------        ---------         ----------
                                                         5,926        129,559        340,515           (8,868)           467,132
                                                      --------      ---------     ----------        ---------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............      (1,170)        27,810         46,573               --             73,213
  Unamortized investment tax credit...............         405             --         39,224               --             39,629
  Tax benefits amortizable to customers...........         591             --        125,153               --            125,744
  Accrued postretirement benefit cost.............       1,408            533         16,681               --             18,622
  Minority interest...............................          --         18,516             --               --             18,516
  Other...........................................      11,712         19,087         48,774               --             79,573
                                                      --------      ---------     ----------        ---------         ----------
                                                        12,946         65,946        276,405               --            355,297
                                                      --------      ---------     ----------        ---------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................         910        183,801        370,353               --            555,064
                                                      --------      ---------     ----------        ---------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................          --             --          2,618               --              2,618
                                                      --------      ---------     ----------        ---------         ----------
COMMON SHAREHOLDERS' EQUITY
  Common Stock....................................         594              5         10,300          (10,305)               594
  Additional paid-in capital......................     334,059         73,345        204,777         (287,732)           324,449
  Retained earnings...............................     206,027         19,902        206,504         (231,685)           200,748
  Unearned compensation and ESOP benefit..........        (776)            --             --               --               (776)
                                                      --------      ---------     ----------        ---------         ----------
                                                       539,904         93,252        421,581         (529,722)           525,015
                                                      --------      ---------     ----------        ---------         ----------
                                                      $559,686      $ 472,558     $1,411,472        $(538,590)        $1,905,126
                                                      ========      =========     ==========        =========         ==========

                                MCN CORPORATION
           CONSOLIDATING STATEMENTS OF FINANCIAL POSITION (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                   MARCH 31, 1994
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.......................    $    966      $  18,776     $    5,064        $    (890)        $   23,916
  Accounts receivable.............................       5,686         76,430        283,220           (9,572)           355,764
    Less: allowance for doubtful accounts.........          83            804         28,743               --             29,630
                                                      --------      ---------     ----------         --------         ----------
  Accounts receivable -- net......................       5,603         75,626        254,477           (9,572)           326,134
  Accrued unbilled revenue........................         731             --         83,201               --             83,932
  Gas in inventory................................          --          5,684          9,904               (9)            15,579
  Property taxes assessed applicable to future
    periods.......................................         662             --         39,427               --             40,089
  Gas receivable..................................          --          7,287         10,413             (512)            17,188
  Other...........................................         368          7,464         17,469           (1,981)            23,320
                                                      --------      ---------     ----------         --------         ----------
                                                         8,330        114,837        419,955          (12,964)           530,158
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     537,412         41,015         19,236         (537,122)            60,541
  Deferred postretirement benefit cost............         549             --         24,857               --             25,406
  Other...........................................       8,615         36,368         38,750              (30)            83,703
                                                      --------      ---------     ----------         --------         ----------
                                                       546,576         77,383         82,843         (537,152)           169,650
                                                      --------      ---------     ----------         --------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      21,074        197,040      2,102,404               --          2,320,518
  Less -- Accumulated depreciation and
    depletion.....................................       7,933         18,479      1,044,006               --          1,070,418
                                                      --------      ---------     ----------         --------         ----------
                                                        13,141        178,561      1,058,398               --          1,250,100
                                                      --------      ---------     ----------         --------         ----------
                                                      $568,047      $ 370,781     $1,561,196        $(550,116)        $1,949,908
                                                      ========      =========     ==========         ========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $  3,043      $  64,511     $   90,753        $  (9,900)        $  148,407
  Notes payable...................................          --            890        105,043             (890)           105,043
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................         110          1,760          4,139               --              6,009
  Gas inventory equalization......................         532             --        108,623               --            109,155
  Federal income, property and other taxes
    payable.......................................       1,454            891         94,049               --             96,394
  Refunds payable to customers....................           1             --         11,119               --             11,120
  Customer deposits...............................          20             --         10,920               --             10,940
  Other...........................................       3,063          2,794         69,837           (2,204)            73,490
                                                      --------      ---------     ----------         --------         ----------
                                                         8,223         70,846        494,483          (12,994)           560,558
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............      (1,053)        28,730         45,029               --             72,706
  Unamortized investment tax credit...............         412             --         39,689               --             40,101
  Tax benefits amortizable to customers...........         668             --        127,611               --            128,279
  Accrued postretirement benefit cost.............       1,635             --          9,544               --             11,179
  Minority interest...............................          --         18,185             --               --             18,185
  Other...........................................      10,447         12,057         48,489               --             70,993
                                                      --------      ---------     ----------         --------         ----------
                                                        12,109         58,972        270,362               --            341,443
                                                      --------      ---------     ----------         --------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................         960        143,240        370,461               --            514,661
                                                      --------      ---------     ----------         --------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................          --             --          2,618               --              2,618
                                                      --------      ---------     ----------         --------         ----------
COMMON SHAREHOLDER'S EQUITY
  Common Stock....................................         591              5         10,300          (10,305)               591
  Additional paid-in capital......................     330,578         83,041        204,777         (297,489)           320,907
  Retained earnings...............................     216,470         14,677        208,195         (229,328)           210,014
  Unearned compensation and ESOP benefit..........        (884)            --             --               --               (884)
                                                      --------      ---------     ----------         --------         ----------
                                                       546,755         97,723        423,272         (537,122)           530,628
                                                      --------      ---------     ----------         --------         ----------
                                                      $568,047      $ 370,781     $1,561,196        $(550,116)        $1,949,908
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
           CONSOLIDATING STATEMENTS OF FINANCIAL POSITION (CONCLUDED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                                  DECEMBER 31, 1993
                                                    -----------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents, at cost..............    $ 18,441      $  10,013     $    2,423        $ (18,403)        $   12,474
  Accounts receivable.............................      10,558         77,840        182,435          (14,323)           256,510
    Less: allowance for doubtful accounts.........          71            729         18,776               --             19,576
                                                      --------      ---------     ----------         --------         ----------
  Accounts receivable -- net......................      10,487         77,111        163,659          (14,323)           236,934
  Accrued unbilled revenue........................       1,111             --        100,216               --            101,327
  Gas in inventory................................          --         10,826         35,099              (30)            45,895
  Property taxes assessed applicable to future
    periods.......................................          79             --         49,860              770             50,709
  Gas receivable..................................          --          3,168          7,791           (3,010)             7,949
  Other...........................................         529          7,924         17,448            1,482             27,383
                                                      --------      ---------     ----------         --------         ----------
                                                        30,647        109,042        376,496          (33,514)           482,671
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER ASSETS
  Investments in and advances to joint ventures
    and subsidiaries..............................     529,581         40,876         18,784         (528,713)            60,528
  Deferred postretirement benefit cost............         422             --         25,190               --             25,612
  Other...........................................       4,115         42,181         28,143            2,062             76,501
                                                      --------      ---------     ----------         --------         ----------
                                                       534,118         83,057         72,117         (526,651)           162,641
                                                      --------      ---------     ----------         --------         ----------
PROPERTY, PLANT AND EQUIPMENT, at cost............      20,844        179,169      2,084,516               --          2,284,529
  Less -- Accumulated depreciation and
    depletion.....................................       7,628         16,304      1,024,009               --          1,047,941
                                                      --------      ---------     ----------         --------         ----------
                                                        13,216        162,865      1,060,507               --          1,236,588
                                                      --------      ---------     ----------         --------         ----------
                                                      $577,981      $ 354,964     $1,509,120        $(560,165)        $1,881,900
                                                      ========      =========     ==========         ========         ==========
LIABILITIES
CURRENT LIABILITIES
  Accounts payable................................    $  4,222      $  44,630     $   92,751        $ (11,545)        $  130,058
  Notes payable...................................       1,709         38,403        260,304          (20,112)           280,304
  Current portion of long-term debt, capital
    leases and redeemable cumulative preferred
    stock.........................................         108          1,760          4,112               --              5,980
  Federal income, property and other taxes
    payable.......................................       2,159          1,088         60,543               --             63,790
  Refunds payable to customers....................           1             --         10,793               --             10,794
  Customer deposits...............................          22             --         13,249               --             13,271
  Other...........................................       2,160          9,004         67,275             (293)            78,146
                                                      --------      ---------     ----------         --------         ----------
                                                        10,381         94,885        509,027          (31,950)           582,343
                                                      --------      ---------     ----------         --------         ----------
DEFERRED CHARGES AND OTHER LIABILITIES
  Accumulated deferred income taxes...............         670         29,134         46,827           (1,418)            75,213
  Unamortized investment tax credit...............         420             --         40,151               --             40,571
  Tax benefits amortizable to customers...........         670             --        127,413               --            128,083
  Accrued postretirement benefit cost.............       1,137            110          2,145               --              3,392
  Minority interest...............................          --         18,357             --               --             18,357
  Other...........................................       6,688         15,331         41,315               --             63,334
                                                      --------      ---------     ----------         --------         ----------
                                                         9,585         62,932        257,851           (1,418)           328,950
                                                      --------      ---------     ----------         --------         ----------
LONG-TERM DEBT, including capital lease
  obligations.....................................      72,862         51,120        370,839               --            494,821
                                                      --------      ---------     ----------         --------         ----------
REDEEMABLE CUMULATIVE PREFERRED SECURITIES OF
  SUBSIDIARIES....................................          --             --          5,618               --              5,618
                                                      --------      ---------     ----------         --------         ----------
COMMON SHAREHOLDERS' EQUITY
  Common Stock....................................         590              5         10,300          (10,305)               590
  Additional paid-in capital......................     326,775        134,446        203,616         (347,720)           317,117
  Retained earnings...............................     158,916         11,576        151,869         (168,772)           153,589
  Unearned compensation and ESOP benefit..........      (1,128)            --             --               --             (1,128)
                                                      --------      ---------     ----------         --------         ----------
                                                       485,153        146,027        365,785         (526,797)           470,168
                                                      --------      ---------     ----------         --------         ----------
                                                      $577,981      $ 354,964     $1,509,120        $(560,165)        $1,881,900
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                       CONSOLIDATING STATEMENTS OF INCOME
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                          THREE MONTHS ENDED JUNE 30, 1995
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  2,505      $ 101,192     $  184,968        $  (5,541)        $  283,124
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       1,155         53,002         72,030           (1,207)           124,980
  Operation and maintenance.......................        (195)        31,831         72,674           (4,334)            99,976
  Depreciation, depletion and amortization........         432          6,861         22,730               --             30,023
  Property and other taxes........................         293          1,962         14,187               --             16,442
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       1,685         93,656        181,621           (5,541)           271,421
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................         820          7,536          3,347               --             11,703
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................       3,022            404            152           (2,755)               823
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................          28            296          1,061              149              1,534
  Interest on long-term debt......................         (22)        (1,381)        (8,431)              --             (9,834)
  Other interest expense..........................          (2)          (903)          (679)              (1)            (1,585)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (2,397)            (2,397)
  Minority interest...............................          --           (605)            --                1               (604)
  Other...........................................       1,591           (214)          (841)            (152)               384
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........       1,595         (2,807)        (8,890)          (2,400)           (12,502)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................       5,437          5,133         (5,391)          (5,155)                24
INCOME TAX PROVISION (BENEFIT)....................         286           (631)        (1,943)              --             (2,288)
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................       5,151          5,764         (3,448)          (5,155)             2,312
DIVIDENDS ON PREFERRED SECURITIES.................       2,343             --             54           (2,397)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $  2,808      $   5,764     $   (3,502)       $  (2,758)        $    2,312
                                                      ========      =========     ==========         ========         ==========

                                                                           SIX MONTHS ENDED JUNE 30, 1995
OPERATING REVENUES................................    $  8,481      $ 230,867     $  606,780        $ (15,036)        $  831,092
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       3,883        131,126        282,167           (3,901)           413,275
  Operation and maintenance.......................      (1,868)        67,305        150,003          (11,135)           204,305
  Depreciation, depletion and amortization........         812         13,343         44,881               --             59,036
  Property and other taxes........................         769          3,806         30,689               --             35,264
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       3,596        215,580        507,740          (15,036)           711,880
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       4,885         15,287         99,040               --            119,212
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      64,491          1,064            376          (63,864)             2,067
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         150            878          1,999              320              3,347
  Interest on long-term debt......................         (43)        (4,426)       (16,684)              --            (21,153)
  Other interest expense..........................         (24)        (2,034)        (3,651)              --             (5,709)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (4,815)            (4,815)
  Minority interest...............................          --         (1,169)            --                1             (1,168)
  Other...........................................       1,591           (387)        (1,579)            (322)              (697)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........       1,674         (7,138)       (19,915)          (4,816)           (30,195)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      71,050          9,213         79,501          (68,680)            91,084
INCOME TAX PROVISION (BENEFIT)....................       1,295         (1,452)        27,339               --             27,182
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      69,755         10,665         52,162          (68,680)            63,902
DIVIDENDS ON PREFERRED SECURITIES.................       4,687             --            128           (4,815)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 65,068      $  10,665     $   52,034        $ (63,865)        $   63,902
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                          TWELVE MONTHS ENDED JUNE 30, 1995
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 14,030      $ 448,614     $1,012,245        $ (27,321)        $1,447,568
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       6,467        267,278        450,352           (6,187)           717,910
  Operation and maintenance.......................      (3,450)       124,072        308,279          (21,189)           407,712
  Depreciation, depletion and amortization........       1,499         22,730         86,528               --            110,757
  Property and other taxes........................       1,166          6,819         55,075               --             63,060
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       5,682        420,899        900,234          (27,376)         1,299,439
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       8,348         27,715        112,011               55            148,129
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      71,133          2,677            592          (69,834)             4,568
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         202          2,111          4,013              320              6,646
  Interest on long-term debt......................        (127)       (10,446)       (31,526)              --            (42,099)
  Other interest expense..........................         (87)        (3,264)        (9,075)              --            (12,426)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (6,582)            (6,582)
  Minority interest...............................          --         (2,580)            --                1             (2,579)
  Other...........................................         306            196         (5,038)            (261)            (4,797)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........         294        (13,983)       (41,626)          (6,522)           (61,837)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      79,775         16,409         70,977          (76,301)            90,860
INCOME TAX PROVISION (BENEFIT)....................       2,086         (2,747)        22,333              117             21,789
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      77,689         19,156         48,644          (76,418)            69,071
DIVIDENDS ON PREFERRED SECURITIES.................       6,224             --            358           (6,582)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 71,465      $  19,156     $   48,286        $ (69,836)        $   69,071
                                                      ========      =========     ==========         ========         ==========

                                                                          THREE MONTHS ENDED MARCH 31, 1995
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  5,976      $ 129,675     $  421,812        $  (9,495)        $  547,968
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       2,728         78,124        210,137           (2,694)           288,295
  Operation and maintenance.......................      (1,673)        35,474         77,329           (6,801)           104,329
  Depreciation, depletion and amortization........         380          6,482         22,151               --             29,013
  Property and other taxes........................         476          1,844         16,502               --             18,822
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       1,911        121,924        326,119           (9,495)           440,459
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       4,065          7,751         95,693               --            107,509
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      61,469            660            224          (61,109)             1,244
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         122            582            938              171              1,813
  Interest on long-term debt......................         (21)        (3,045)        (8,253)              --            (11,319)
  Other interest expense..........................         (22)        (1,131)        (2,972)               1             (4,124)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (2,418)            (2,418)
  Minority interest...............................          --           (564)            --               --               (564)
  Other...........................................          --           (173)          (738)            (170)            (1,081)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........          79         (4,331)       (11,025)          (2,416)           (17,693)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      65,613          4,080         84,892          (63,525)            91,060
INCOME TAX PROVISION (BENEFIT)....................       1,009           (821)        29,282               --             29,470
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      64,604          4,901         55,610          (63,525)            61,590
DIVIDENDS ON PREFERRED SECURITIES.................       2,344             --             74           (2,418)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 62,260      $   4,901     $   55,536        $ (61,107)        $   61,590
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                         TWELVE MONTHS ENDED MARCH 31, 1995
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 13,890      $ 451,430     $  999,134        $ (27,443)        $1,437,011
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       6,550        279,607        439,440           (5,883)           719,714
  Operation and maintenance.......................      (2,846)       116,822        304,294          (21,615)           396,655
  Depreciation, depletion and amortization........       1,397         21,993         85,191               --            108,581
  Property and other taxes........................       1,278          6,346         55,951               --             63,575
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       6,379        424,768        884,876          (27,498)         1,288,525
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       7,511         26,662        114,258               55            148,486
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      73,292          3,499            831          (71,687)             5,935
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         231          2,421          3,610              167              6,429
  Interest on long-term debt......................        (128)       (11,605)       (29,660)              --            (41,393)
  Other interest expense..........................        (132)        (2,488)        (9,826)               7            (12,439)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (4,300)            (4,300)
  Minority interest...............................          --         (2,682)            --               --             (2,682)
  Other...........................................      (1,348)           294         (4,750)            (228)            (6,032)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,377)       (14,060)       (40,626)          (4,354)           (60,417)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      79,426         16,101         74,463          (75,986)            94,004
INCOME TAX PROVISION (BENEFIT)....................       2,337         (2,516)        23,947               --             23,768
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      77,089         18,617         50,516          (75,986)            70,236
DIVIDENDS ON PREFERRED SECURITIES.................       3,881             --            419           (4,300)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 73,208      $  18,617     $   50,097        $ (71,686)        $   70,236
                                                      ========      =========     ==========         ========         ==========

                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 14,401      $ 445,361     $1,111,678        $ (25,640)        $1,545,800
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       7,230        293,285        529,426           (6,505)           823,436
  Operation and maintenance.......................        (691)       105,531        313,575          (19,190)           399,225
  Depreciation, depletion and amortization........       1,314         18,076         84,230               --            103,620
  Property and other taxes........................       1,244          5,615         58,129               --             64,988
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       9,097        422,507        985,360          (25,695)         1,391,269
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       5,304         22,854        126,318               55            154,531
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      81,547          3,332          1,043          (79,633)             6,289
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         587          2,333          4,064             (491)             6,493
  Interest on long-term debt......................        (590)        (9,675)       (27,948)              --            (38,213)
  Other interest expense..........................        (152)        (1,981)        (9,093)             491            (10,735)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --           (2,018)            (2,018)
  Minority interest...............................          --         (2,879)            --               --             (2,879)
  Other...........................................      (1,376)           468         (4,677)             (56)            (5,641)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,531)       (11,734)       (37,654)          (2,074)           (52,993)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      85,320         14,452         89,707          (81,652)           107,827
INCOME TAX PROVISION (BENEFIT)....................       2,585         (2,365)        29,839               --             30,059
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      82,735         16,817         59,868          (81,652)            77,768
DIVIDENDS ON PREFERRED SECURITIES.................       1,537             --            481           (2,018)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 81,198      $  16,817     $   59,387        $ (79,634)        $   77,768
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                          THREE MONTHS ENDED JUNE 30, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  2,365      $ 104,008     $  171,857        $  (5,663)        $  272,567
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       1,238         65,331         61,118             (903)           126,784
  Operation and maintenance.......................         409         24,581         68,689           (4,760)            88,919
  Depreciation, depletion and amortization........         330          6,124         21,393               --             27,847
  Property and other taxes........................         405          1,489         15,063               --             16,957
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       2,382         97,525        166,263           (5,663)           260,507
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................         (17)         6,483          5,594               --             12,060
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................       5,181          1,226            391           (4,608)             2,190
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................          57            606            658               (4)             1,317
  Interest on long-term debt......................         (23)        (2,540)        (6,565)              --             (9,128)
  Other interest expense..........................         (47)          (127)        (1,430)               6             (1,598)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (115)              (115)
  Minority interest...............................          --           (707)            --               --               (707)
  Other...........................................         (63)          (116)          (553)            (119)              (851)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........         (76)        (2,884)        (7,890)            (232)           (11,082)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................       5,088          4,825         (1,905)          (4,840)             3,168
INCOME TAX PROVISION (BENEFIT)....................         537           (400)          (329)            (117)              (309)
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................       4,551          5,225         (1,576)          (4,723)             3,477
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            115             (115)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $  4,551      $   5,225     $   (1,691)       $  (4,608)        $    3,477
                                                      ========      =========     ==========         ========         ==========

                                                                           SIX MONTHS ENDED JUNE 30, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  8,852      $ 227,614     $  706,213        $ (13,355)        $  929,324
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       4,646        157,133        361,241           (4,219)           518,801
  Operation and maintenance.......................         891         48,764        155,299           (9,136)           195,818
  Depreciation, depletion and amortization........         627          8,689         42,583               --             51,899
  Property and other taxes........................         847          2,602         33,743               --             37,192
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       7,011        217,188        592,866          (13,355)           803,710
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       1,841         10,426        113,347               --            125,614
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      74,905          1,719            827          (73,663)             3,788
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         535          1,100          2,050             (491)             3,194
  Interest on long-term debt......................        (506)        (3,655)       (13,106)              --            (17,267)
  Other interest expense..........................         (89)          (751)        (3,669)             491             (4,018)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (251)              (251)
  Minority interest...............................          --         (1,468)            --               --             (1,468)
  Other...........................................         (91)          (115)        (1,218)            (117)            (1,541)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........        (151)        (4,889)       (15,943)            (368)           (21,351)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      76,595          7,256         98,231          (74,031)           108,051
INCOME TAX PROVISION (BENEFIT)....................       1,794         (1,070)        34,845             (117)            35,452
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      74,801          8,326         63,386          (73,914)            72,599
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            251             (251)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 74,801      $   8,326     $   63,135        $ (73,663)        $   72,599
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                          TWELVE MONTHS ENDED JUNE 30, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 15,496      $ 407,577     $1,162,019        $ (25,256)        $1,559,836
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       8,428        272,199        589,576           (6,989)           863,214
  Operation and maintenance.......................         120         95,714        287,947          (18,267)           365,514
  Depreciation, depletion and amortization........       1,174         12,213         79,383               --             92,770
  Property and other taxes........................       1,345          4,199         60,832               96             66,472
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................      11,067        384,325      1,017,738          (25,160)         1,387,970
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       4,429         23,252        144,281              (96)           171,866
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      94,993          2,929          1,798          (92,205)             7,515
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................       1,260          1,801          3,478           (1,191)             5,348
  Interest on long-term debt......................        (250)        (5,556)       (25,949)              --            (31,755)
  Other interest expense..........................      (1,657)        (1,829)        (8,195)           1,210            (10,471)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (604)              (604)
  Minority interest...............................          --         (3,211)            --               --             (3,211)
  Other...........................................        (531)           364         (6,323)             (41)            (6,531)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,178)        (8,431)       (36,989)            (626)           (47,224)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      98,244         17,750        109,090          (92,927)           132,157
INCOME TAX PROVISION (BENEFIT)....................       3,807          1,071         37,989             (117)            42,750
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      94,437         16,679         71,101          (92,810)            89,407
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            604             (604)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 94,437      $  16,679     $   70,497        $ (92,206)        $   89,407
                                                      ========      =========     ==========         ========         ==========

                                                                          THREE MONTHS ENDED MARCH 31, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $  6,487      $ 123,606     $  534,356        $  (7,692)        $  656,757
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       3,408         91,802        300,123           (3,316)           392,017
  Operation and maintenance.......................         482         24,183         86,610           (4,376)           106,899
  Depreciation, depletion and amortization........         297          2,565         21,190               --             24,052
  Property and other taxes........................         442          1,113         18,680               --             20,235
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................       4,629        119,663        426,603           (7,692)           543,203
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       1,858          3,943        107,753               --            113,554
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      69,724            493            436          (69,055)             1,598
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         478            494          1,392             (487)             1,877
  Interest on long-term debt......................        (483)        (1,115)        (6,541)              --             (8,139)
  Other interest expense..........................         (42)          (624)        (2,239)             485             (2,420)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (136)              (136)
  Minority interest...............................          --           (761)            --               --               (761)
  Other...........................................         (28)             1           (665)               2               (690)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........         (75)        (2,005)        (8,053)            (136)           (10,269)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      71,507          2,431        100,136          (69,191)           104,883
INCOME TAX PROVISION (BENEFIT)....................       1,257           (670)        35,174               --             35,761
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      70,250          3,101         64,962          (69,191)            69,122
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            136             (136)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 70,250      $   3,101     $   64,826        $ (69,055)        $   69,122
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                         TWELVE MONTHS ENDED MARCH 31, 1994
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 16,421      $ 363,264     $1,233,590        $ (36,212)        $1,577,063
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       9,413        247,208        662,388          (18,871)           900,138
  Operation and maintenance.......................         779         88,470        287,202          (17,341)           359,110
  Depreciation, depletion and amortization........       1,035          7,810         76,590               --             85,435
  Property and other taxes........................       1,231          3,470         60,783               96             65,580
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................      12,458        346,958      1,086,963          (36,116)         1,410,263
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       3,963         16,306        146,627              (96)           166,800
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      95,094          2,872          2,300          (91,725)             8,541
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................       1,466          1,323          4,710           (1,420)             6,079
  Interest on long-term debt......................        (489)        (3,668)       (25,748)              --            (29,905)
  Other interest expense..........................      (1,624)        (1,941)        (8,116)           1,421            (10,260)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (666)              (666)
  Minority interest...............................          --         (3,336)            --               38             (3,298)
  Other...........................................        (510)           504         (5,534)            (225)            (5,765)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,157)        (7,118)       (34,688)            (852)           (43,815)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      97,900         12,060        114,239          (92,673)           131,526
INCOME TAX PROVISION (BENEFIT)....................       3,892            677         39,089               --             43,658
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      94,008         11,383         75,150          (92,673)            87,868
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            666             (666)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 94,008      $  11,383     $   74,484        $ (92,007)        $   87,868
                                                      ========      =========     ==========         ========         ==========

                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1993
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 16,155      $ 290,792     $1,223,515        $ (50,808)        $1,479,654
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       9,314        185,733        685,679          (33,993)           846,733
  Operation and maintenance.......................       1,445         79,900        280,182          (16,815)           344,712
  Depreciation, depletion and amortization........         923          6,857         73,866               --             81,646
  Property and other taxes........................       1,131          3,273         58,177               96             62,677
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................      12,813        275,763      1,097,904          (50,712)         1,335,768
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       3,342         15,029        125,611              (96)           143,886
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      78,892          2,704          1,826          (75,712)             7,710
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................       1,100            968          4,205           (1,086)             5,187
  Interest on long-term debt......................        (102)        (3,093)       (25,594)              --            (28,789)
  Other interest expense..........................      (1,697)        (1,371)        (7,961)           1,090             (9,939)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (727)              (727)
  Minority interest...............................          --         (3,331)            --               47             (3,284)
  Other...........................................        (519)           612         (4,772)            (634)            (5,313)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,218)        (6,215)       (34,122)          (1,310)           (42,865)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      81,016         11,518         93,315          (77,118)           108,731
INCOME TAX PROVISION (BENEFIT)....................       3,060          1,942         30,939               --             35,941
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      77,956          9,576         62,376          (77,118)            72,790
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            727             (727)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 77,956      $   9,576     $   61,649        $ (76,391)        $   72,790
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                 CONSOLIDATING STATEMENTS OF INCOME (CONCLUDED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1992
                                                    -----------------------------------------------------------------------------
OPERATING REVENUES................................    $ 15,313      $ 116,930     $1,357,785        $ (42,776)        $1,447,252
                                                      --------      ---------     ----------         --------         ----------
OPERATING EXPENSES
  Cost of gas.....................................       8,664         30,210        833,805          (27,145)           845,534
  Operation and maintenance.......................       4,199         60,814        287,867          (15,631)           337,249
  Depreciation, depletion and amortization........         614          6,047         69,773               --             76,434
  Property and other taxes........................         693          3,144         58,705               --             62,542
                                                      --------      ---------     ----------         --------         ----------
      Total operating expenses....................      14,170        100,215      1,250,150          (42,776)         1,321,759
                                                      --------      ---------     ----------         --------         ----------
OPERATING INCOME..................................       1,143         16,715        107,635               --            125,493
                                                      --------      ---------     ----------         --------         ----------
EQUITY IN EARNINGS OF JOINT VENTURES AND
  SUBSIDIARIES....................................      57,385         (1,150)          (728)         (56,260)              (753)
                                                      --------      ---------     ----------         --------         ----------
OTHER INCOME AND (DEDUCTIONS)
  Interest income.................................         651          1,025          6,278           (1,716)             6,238
  Interest on long-term debt......................        (701)        (2,189)       (27,927)              14            (30,803)
  Other interest expense..........................      (1,545)          (152)        (8,044)           1,670             (8,071)
  Dividends on preferred securities of
    subsidiaries..................................          --             --             --             (973)              (973)
  Minority interest...............................          --         (3,626)            --                6             (3,620)
  Other...........................................        (159)           444           (599)          (1,000)            (1,314)
                                                      --------      ---------     ----------         --------         ----------
      Total other income and (deductions).........      (1,754)        (4,498)       (30,292)          (1,999)           (38,543)
                                                      --------      ---------     ----------         --------         ----------
INCOME BEFORE INCOME TAXES........................      56,774         11,067         76,615          (58,259)            86,197
INCOME TAX PROVISION (BENEFIT)....................        (504)         3,789         25,794               --             29,079
                                                      --------      ---------     ----------         --------         ----------
NET INCOME........................................      57,278          7,278         50,821          (58,259)            57,118
DIVIDENDS ON PREFERRED SECURITIES.................          --             --            973             (973)                --
                                                      --------      ---------     ----------         --------         ----------
NET INCOME AVAILABLE FOR COMMON STOCK.............    $ 57,278      $   7,278     $   49,848        $ (57,286)        $   57,118
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                           SIX MONTHS ENDED JUNE 30, 1995
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $ 17,064      $  59,143     $  207,842        $ (14,521)        $  269,528
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --          9,018       (166,582)              --           (157,564)
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....      (1,999)        72,686          7,000          (77,687)                --
  Common stock dividends paid.....................     (27,963)            --         (6,500)           6,500            (27,963)
  Preferred securities dividends paid.............      (4,688)            --           (169)           4,857                 --
  Issuance of common stock........................     107,569             --             --               --            107,569
  Issuance of long-term debt......................          --             --         68,764               --             68,764
  Revolving credit facility -- net................          --        (45,000)            --               --            (45,000)
  Retirement of long-term debt and preferred
    securities....................................        (247)        (1,174)        (3,763)              --             (5,184)
  Other...........................................          --           (707)            --               --               (707)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................      72,672         34,823       (101,250)         (66,330)           (60,085)
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (2,169)       (99,330)       (75,891)              --           (177,390)
  Investment in joint ventures and subsidiaries...     (87,462)        (3,245)            --           79,686            (11,021)
  Sale of investment in joint ventures............          --         10,803             --               --             10,803
  Other...........................................         (90)        (1,581)         1,582            1,165              1,076
                                                      --------      ---------     ----------         --------         ----------
      NET CASH USED FOR INVESTING ACTIVITIES......     (89,721)       (93,353)       (74,309)          80,851           (176,532)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.........          15            613         32,283               --             32,911
CASH AND CASH EQUIVALENTS, JANUARY 1..............          29         10,213          1,305               --             11,547
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, JUNE 30................    $     44      $  10,826     $   33,588        $      --         $   44,458
                                                      ========      =========     ==========         ========         ==========

                                                                          THREE MONTHS ENDED MARCH 31, 1995
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $ 12,556      $  18,599     $  132,530        $ (12,339)        $  151,346
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --          2,722        (88,776)              (1)           (86,055)
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....      (1,289)        97,342             --          (96,053)                --
  Common stock dividends paid.....................     (13,315)            --         (6,500)           6,500            (13,315)
  Preferred securities dividends paid.............      (2,344)            --           (115)           2,459                 --
  Issuance of common stock........................     102,964             --             --               --            102,964
  Revolving credit facility -- net................          --        (80,000)            --               --            (80,000)
  Retirement of long-term debt and preferred
    securities....................................          --         (1,200)        (3,471)              --             (4,671)
  Other...........................................          --           (671)            --               --               (671)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................      86,016         18,193        (98,862)         (87,095)           (81,748)
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (1,102)       (45,457)       (28,209)              --            (74,768)
  Investment in joint ventures and subsidiaries...     (97,342)        (2,111)          (167)          98,060             (1,560)
  Sale of investment in joint ventures............          --          7,628             --               --              7,628
  Other...........................................         (55)        (1,336)           336            1,374                319
                                                      --------      ---------     ----------         --------         ----------
      NET CASH USED FOR INVESTING ACTIVITIES......     (98,499)       (41,276)       (28,040)          99,434            (68,381)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................          73         (4,484)         5,628               --              1,217
CASH AND CASH EQUIVALENTS, JANUARY 1..............          29         10,213          1,305               --             11,547
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, MARCH 31...............    $    102      $   5,729     $    6,933        $      --         $   12,764
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
          CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1994
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $ 20,865      $  (7,677)    $  174,168        $ (12,374)        $  174,982
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --         40,350        (91,847)              --            (51,497)
  Notes payable -- affiliate, net.................      (1,428)       (18,403)            --           19,831                 --
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....      (1,816)        16,579             --          (14,763)                --
  Common stock dividends paid.....................     (51,492)            --         (8,500)           8,500            (51,492)
  Preferred securities dividends paid.............      (1,536)            --           (522)           2,058                 --
  Issuance of common stock........................      15,390             --             --               --             15,390
  Issuance of preferred securities................      96,329             --             --               --             96,329
  Issuance of long-term debt......................          --             --         78,620               --             78,620
  Revolving credit facility -- net................     (71,900)       182,000             --               --            110,100
  Retirement of long-term debt and preferred
    securities....................................        (110)        (2,748)        (4,809)              --             (7,667)
  Other...........................................      (2,335)        (1,028)         1,161               --             (2,202)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................     (18,898)       216,750        (25,897)          15,626            187,581
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (3,312)      (207,304)     (145,421)              --           (356,037)
  Investment in joint ventures and subsidiaries...     (16,579)        (3,856)       (1,992)          16,580             (5,847)
  Repayments of advances from joint ventures......          --          1,428            --           (1,428)                --
  Other...........................................        (488)           859        (1,976)              (1)            (1,606)
                                                      --------      ---------    ----------         --------         ----------
      NET CASH USED FOR INVESTING ACTIVITIES......     (20,379)      (208,873)     (149,389)          15,151           (363,490)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................     (18,412)           200         (1,118)          18,403               (927)
CASH AND CASH EQUIVALENTS, JANUARY 1..............      18,441         10,013          2,423          (18,403)            12,474
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, DECEMBER 31............    $     29      $  10,213     $    1,305        $      --         $   11,547
                                                      ========      =========     ==========         ========         ==========

                                                                           SIX MONTHS ENDED JUNE 30, 1994
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES               $ 18,378      $  15,549     $  265,096        $ (11,363)        $  287,660
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --         33,900       (202,977)              --           (169,077)
  Notes payable -- affiliate, net.................          50        (18,403)            --           18,353                 --
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....      (2,571)       (61,101)         1,161           62,511                 --
  Common stock dividends paid.....................     (25,438)            --         (8,500)           8,500            (25,438)
  Preferred securities dividends paid.............          --             --           (292)             292                 --
  Issuance of common stock........................       7,354             --             --               --              7,354
  Revolving credit facility -- net................     (71,900)       132,000             --               --             60,100
  Retirement of long-term debt and preferred
    securities....................................         (50)        (1,195)        (3,472)              --             (4,717)
  Other...........................................        (261)          (828)            --               --             (1,089)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................     (92,816)        84,373       (214,080)          89,656           (132,867)
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (1,633)      (100,169)       (49,927)              --           (151,729)
  Investment in joint ventures and subsidiaries...      (1,103)        (2,339)            --            1,161             (2,281)
  Return of investment in joint ventures..........      61,101             --             --          (61,101)                --
  Other...........................................      (2,114)         1,369         (1,305)              --             (2,050)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) INVESTING
        ACTIVITIES................................      56,251       (101,139)       (51,232)         (59,940)          (156,060)
                                                      --------      ---------     ----------         --------         ----------
NET DECREASE IN CASH AND CASH EQUIVALENTS.........     (18,187)        (1,217)          (216)          18,353             (1,267)
CASH AND CASH EQUIVALENTS, JANUARY 1..............      18,441         10,013          2,423          (18,403)            12,474
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, JUNE 30................    $    254      $   8,796     $    2,207        $     (50)        $   11,207
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
          CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (CONTINUED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                          THREE MONTHS ENDED MARCH 31, 1994
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $ 15,344      $  24,474     $  189,452        $ (11,582)        $  217,688
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --        (20,000)      (155,261)              --           (175,261)
  Notes payable -- affiliate, net.................      (1,193)       (17,513)            --           18,706
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....          --        (51,405)         1,161           50,244                 --
  Common stock dividends paid.....................     (12,697)            --         (8,500)           8,500            (12,697)
  Preferred securities dividends paid.............          --             --           (177)             177                 --
  Issuance of common stock........................       3,885             --             --               --              3,885
  Revolving credit facility -- net................     (71,900)        93,000             --               --             21,100
  Retirement of long-term debt and preferred
    securities....................................          --           (880)        (3,372)              --             (4,252)
  Other...........................................         (93)          (694)            --               --               (787)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................     (81,998)         2,508       (166,149)          77,627           (168,012)
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (1,048)       (17,447)       (20,156)              --            (38,651)
  Investment in joint ventures and subsidiaries...      50,244         (1,996)           (18)         (50,244)            (2,014)
  Return of investment in joint venture...........          --            318             --            2,905              3,223
  Repayments of advances from joint ventures......          --          1,193             --           (1,193)                --
  Other...........................................         (17)          (287)          (488)              --               (792)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) INVESTING
        ACTIVITIES................................      49,179        (18,219)       (20,662)         (48,532)           (38,234)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................     (17,475)         8,763          2,641           17,513             11,442
CASH AND CASH EQUIVALENTS, JANUARY 1..............      18,441         10,013          2,423          (18,403)            12,474
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, MARCH 31...............    $    966      $  18,776     $    5,064        $    (890)        $   23,916
                                                      ========      =========     ==========         ========         ==========

                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1993
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $ 85,320      $ (10,850)    $  146,363        $(110,717)        $  110,116
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --         20,000         19,083            5,898             44,981
  Notes payable -- affiliate, net.................      (8,679)        13,211             --           (4,532)                --
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....       2,019         92,684             --          (94,703)                --
  Common stock dividends paid.....................     (49,527)        (5,900)       (75,000)          80,900            (49,527)
  Preferred securities dividends paid.............          --             --           (768)             768                 --
  Issuance of common stock........................      11,432             --             --               --             11,432
  Issuance of long-term debt......................          --             --        118,129               --            118,129
  Revolving credit facility -- net................      71,900             --             --               --             71,900
  Retirement of long-term debt and preferred
    securities....................................      (1,920)        (1,852)       (84,160)              --            (87,932)
  Other...........................................       1,101         (1,294)            --               --               (193)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM (USED FOR) FINANCING
        ACTIVITIES................................      26,326        116,849        (22,716)         (11,669)           108,790
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................      (3,608)       (63,924)      (141,279)              --           (208,811)
  Investment in joint ventures and subsidiaries...     (94,703)        (3,655)        (2,802)          94,703             (6,457)
  Sale (acquisition) of investment in joint
    ventures......................................          --        (42,284)        19,898           22,386                 --
  Repayments from (advances to) joint ventures....       5,898         (1,581)            --           (4,317)                --
  Other...........................................        (996)        (2,486)           981            1,471             (1,030)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH USED FOR INVESTING ACTIVITIES......     (93,409)      (113,930)      (123,202)         114,243           (216,298)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................      18,237         (7,931)           445           (8,143)             2,608
CASH AND CASH EQUIVALENTS, JANUARY 1..............         204         17,944          1,978          (10,260)             9,866
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, DECEMBER 31............    $ 18,441      $  10,013     $    2,423        $ (18,403)        $   12,474
                                                      ========      =========     ==========         ========         ==========

                                MCN CORPORATION
          CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS (CONCLUDED)
                           (IN THOUSANDS OF DOLLARS)

                                                        MCN                                       ELIMINATIONS
                                                     AND OTHER         MCN                             AND           CONSOLIDATED
                                                    SUBSIDIARIES    INVESTMENT     MICHCON      RECLASSIFICATIONS       TOTALS
                                                    ------------    ----------    ----------    -----------------    ------------
                                                                        TWELVE MONTHS ENDED DECEMBER 31, 1992
                                                    -----------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES...........    $    735      $  25,873     $   51,871        $   3,742         $   82,221
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Notes payable -- net............................          --             --         60,831           (5,898)            54,933
  Notes payable -- affiliate, net.................      10,260         (6,532)            --           (3,728)                --
  Capital contributions received from
    (distributions paid to) subsidiaries, net.....       7,637          6,260         25,000          (38,897)                --
  Common stock dividends paid.....................     (44,940)            --             --               --            (44,940)
  Preferred securities dividends paid.............          --             --         (1,014)           1,014                 --
  Issuance of common stock........................      70,285             --             --               --             70,285
  Issuance of long-term debt......................          --         30,000        118,724               --            148,724
  Revolving credit facility -- net................      (4,650)            --             --               --             (4,650)
  Retirement of long-term debt and preferred
    securities....................................      (1,986)        (1,938)      (115,542)              --           (119,466)
  Other...........................................         739         (1,696)            --               --               (957)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH PROVIDED FROM FINANCING
        ACTIVITIES................................      37,345         26,094         87,999          (47,509)           103,929
                                                      --------      ---------     ----------         --------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures............................        (708)       (37,023)      (128,849)          (4,729)          (171,309)
  Investment in joint ventures and subsidiaries...     (32,582)        (3,819)       (12,505)          38,870            (10,036)
  Repayments from (advances to) joint ventures....         771           (137)         2,436             (634)             2,436
  Other...........................................      (5,489)         1,760         (1,876)              --             (5,605)
                                                      --------      ---------     ----------         --------         ----------
      NET CASH USED FOR INVESTING ACTIVITIES......     (38,008)       (39,219)      (140,794)          33,507           (184,514)
                                                      --------      ---------     ----------         --------         ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................          72         12,748           (924)         (10,260)             1,636
CASH AND CASH EQUIVALENTS, JANUARY 1..............         132          5,196          2,902               --              8,230
                                                      --------      ---------     ----------         --------         ----------
CASH AND CASH EQUIVALENTS, DECEMBER 31............    $    204      $  17,944     $    1,978        $ (10,260)        $    9,866
                                                      ========      =========     ==========         ========         ==========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH AN OFFER MADE BY THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, MCN OR BY ANY OTHER INDIVIDUAL, UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR MCN SINCE THE DATE HEREOF OR THEREOF. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
             PROSPECTUS
Available Information.................     2
Incorporation of Certain Documents
  by Reference........................     2
MCN Corporation.......................     3
MCN Investment Corporation............     3
Ratio of Earnings to Fixed Charges....     4
Use of Proceeds.......................     4
Description of Debt Securities........     4
Support Agreement.....................    10
Validity of Securities................    11
Experts...............................    11
Plan of Distribution..................    12
MCN Corporation Index to Consolidating
  Financial Statements................   F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           MCN INVESTMENT CORPORATION

                                DEBT SECURITIES

                            ENTITLED TO THE BENEFITS
                             OF A SUPPORT AGREEMENT
                                       BY

                                   [MCN LOGO]

                          ---------------------------
                                   PROSPECTUS
                          ---------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

    SEC Registration Fee......................................................   $ 68,966
    Printing and Engraving....................................................     50,000*
    Trustee Fee...............................................................     10,000*
    Legal Fee.................................................................     90,000*
    Accounting Fee............................................................     50,000*
    Rating Agency Fees........................................................    100,000*
    Miscellaneous.............................................................      6,034*
                                                                                 --------
         Total................................................................   $375,000
                                                                                 ========

-------------------------
* Estimated, subject to future issuance of Debt Securities.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     MCN and the Company's By-Laws and the Michigan Business Corporation Act ("MBCA") permit MCN and the Company's officers and directors to be indemnified under certain circumstances for expenses and, in some instances, for judgments, fines or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933. There is directors' and officers' liability insurance presently outstanding which insures the directors and officers of MCN and the Company against claims arising out of the performance of their duties. Any agreement relating to the issuance and sale of the Debt Securities may provide for indemnification by the underwriters, dealers or agents of the directors and officers of MCN and the Company against certain civil liabilities, including liabilities under the Securities Act of 1933.

     MCN has entered into indemnification contracts with each officer and director of MCN, and certain officers of its subsidiaries, including MCN Investment, that contain provisions similar to the provisions of the MBCA.

ITEM 16. LIST OF EXHIBITS.

EXHIBIT
NUMBER                                  DESCRIPTION OF DOCUMENT
------    ------------------------------------------------------------------------------------
   1-1    Form of Distribution Agreement (to be filed under subsequent Form 8-K).
   3-1    Articles of Incorporation of MCN Investment Corporation, as amended.*
   3-2    By-Laws of MCN Investment Corporation, as amended.*
   4-1    Debt Securities Indenture between MCN Investment Corporation and NBD Bank as
          Trustee.*
   4-2    Form of Support Agreement with respect to Debt Securities.*
   5-1    Opinion of Daniel L. Schiffer, Senior Vice President, General Counsel and Secretary
          for MCN Corporation.*
  12-1    Computation of Ratio of Earnings to Fixed Charges for MCN Investment Corporation.*
  12-2    Computation of Ratio of Earnings to Fixed Charges for MCN Corporation.*
  23-1    Independent Auditor's Consent -- DELOITTE & TOUCHE LLP.*
  23-2    Consent of Ryder Scott Company.*
  23-3    Consent of Miller and Lents, Ltd.*
  23-4    Consent of Daniel L. Schiffer, Senior Vice President, General Counsel and Secretary
          for MCN Corporation (included in Exhibit 5-1).
  24-1    Powers of Attorney for MCN Corporation.*
  24-2    Powers of Attorney for MCN Investment Corporation.*
  24-3    Board Resolution authorizing issuance of the Debt Securities.*
  25-1    Statement of Eligibility and Qualification of NBD Bank (T-1 Debt Securities).*

-------------------------
* Indicates document filed herewith.

ITEM 17. UNDERTAKINGS.

     The Registrants hereby undertake:

          (a) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") that are incorporated by reference in this Registration Statement;

          (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (d) That, for purposes of determining any liability under the 1933 Act, each filing of MCN's annual report pursuant to Section 13(a) or
     Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions of their respective By-Laws, the Michigan Business Corporation Act or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants, in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be covered by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, MCN Investment Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 10th day of October, 1995.

                                          MCN INVESTMENT CORPORATION

                                          ------------------------------
                                                   (Registrant)

                                          By:        /s/ PATRICK ZURLINDEN

                                            ------------------------------------
                                                     PATRICK ZURLINDEN
                                               Vice President, Controller and
                                                  Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with MCN Investment Corporation and on the dates indicated.

              SIGNATURE                                TITLE                        DATE
-------------------------------------     --------------------------------   ------------------
                     *                    Chairman and Director                October 10, 1995
-------------------------------------
        Alfred R. Glancy III

                     *                    President, Chief Executive           October 10, 1995
-------------------------------------       Officer and Director
         Rai P. K. Bhargava

                     *                    Vice Chairman, Chief Financial       October 10, 1995
-------------------------------------       Officer and Director
        William K. McCrackin

            /s/ PATRICK ZURLINDEN         Vice President, Controller and       October 10, 1995
-------------------------------------       Chief Accounting Officer
          Patrick Zurlinden

   *By:      /s/ PATRICK ZURLINDEN
-------------------------------------
            Patrick Zurlinden
            Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, MCN Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on the 10th day of October, 1995.

                                             MCN CORPORATION

                                             --------------
                                              (Registrant)

                                             By:    /s/ PATRICK ZURLINDEN

                                               ---------------------------------
                                                       PATRICK ZURLINDEN
                                                Vice President, Controller and
                                                   Chief Accounting Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with MCN Corporation and on the dates indicated.

               SIGNATURE                                 TITLE                        DATE
----------------------------------------   ---------------------------------    -----------------

                       *                   Chairman, President, Chief            October 10, 1995
----------------------------------------      Executive Officer and Director
          Alfred R. Glancy III

                       *                   Vice Chairman, Chief Financial        October 10, 1995
----------------------------------------      Officer and Director
          William K. McCrackin

     By:     /s/ PATRICK ZURLINDEN         Vice President, Controller and        October 10, 1995
----------------------------------------      Chief Accounting Officer
           Patrick Zurlinden

                       *                   Director                              October 10, 1995
----------------------------------------
            Stephen E. Ewing

                       *                   Director                              October 10, 1995
----------------------------------------
             Roger Fridholm

                       *                   Director                              October 10, 1995
----------------------------------------
           Frank M. Hennessey

                       *                   Director                              October 10, 1995
----------------------------------------
           Thomas H. Jeffs II

                       *                   Director                              October 10, 1995
----------------------------------------
           Arthur L. Johnson

                       *                   Director                              October 10, 1995
----------------------------------------
            Dale A. Johnson

                       *                   Director                              October 10, 1995
----------------------------------------
          Helen O. Petrauskas

                       *                   Director                              October 10, 1995
----------------------------------------
             Howard F. Sims

     *By:     /s/ PATRICK ZURLINDEN
----------------------------------------
           Patrick Zurlinden
            Attorney-in-Fact

                                         EXHIBIT INDEX


EXHIBIT
NUMBER                              DESCRIPTION OF DOCUMENT
-------         -----------------------------------------------------------------
  1-1           Form of Distribution Agreement (to be filed under subsequent Form 8-K).
  3-1           Articles of Incorporation of MCN Investment Corporation, as amended.*
  3-2           By-Laws of MCN Investment Corporation, as amended.*
  4-1           Debt Securities Indenture between MCN Investment Corp. and NBD Bank as Trustee.*
  4-2           Form of Support Agreement with respect to Debt Securities.*
  5-1           Opinion of Daniel L. Schiffer, Senior Vice President, General Counsel and Secretary for MCN
                Corporation.*
 12-1           Computation of Ratio of Earnings to Fixed Charges for MCN Investment Corporation.*
 12-2           Computation of Ratio of Earnings to Fixed Charges for MCN Corporation.*
 23-1           Independent Auditor's Consent -- Deloitte & Touche LLP.*
 23-2           Consent of Ryder Scott Company.*
 23-3           Consent of Miller and Lents, Ltd.*
 23-4           Consent of Daniel L. Schiffer, Senior Vice President, General Counsel and Secretary for MCN
                Corporation (included in Exhibit 5-1).
 24-1           Powers of Attorney for MCN Corporation.*
 24-2           Powers of Attorney for MCN Investment Corporation.*
 24-3           Board Resolution authorizing issuance of the Debt Securities.*
 25-1           Statement of Eligibility and Qualification of NBD Bank (T-1 Debt Securities).*


_______________
* Indicates document filed herewith.
